Exhibit 1.2

THE COMPANIES ORDINANCE

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ELBIT IMAGING LTD.

1.	TABLE “A” EXCLUDED

The Regulations in Table “A” in Schedule III to the Companies Ordinance [New Version] - 1983 shall not apply to the Company.

2.	INTERFRETATION

In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them, respectively, in the second column thereof, if not inconsistent with the subject or context:

WORDS	MEANINGS

The Company	The above named Company.

The Ordinance	The Companies Ordinance [New Version] – 1983, as shall be in effect from time to time, and every other law for the time being in force concerning joint stock companies and affecting the Company.

These Articles	These Articles of Association as originally framed or as altered from time to time.

Directors	Includes substitute or alternate directors.

The Office	The registered office for the time being of the Company.

The Seal	The Seal of the Company.

Month	Gregorian month.

The Register	Means the register of Members that is to be kept pursuant to Section 61 of the Ordinance or, if the Company shall keep branch registers, any such branch register, as the case may be.

A “Shareholder” or “Member”	Means any person or entity that is the owner of at least one share, or any fraction thereof, in the Company, as registered in the Register.

Writing	Means handwriting, typewriting, facsimile, print, lithographic printing and every other form of affixing letters that are seen.

These Articles	Means the Articles of Association of the Company as shall be in force from time to time.

“Ordinary Majority”	More than fifty percent (50%) of the votes of the Shareholders who are entitled to vote and who vote at a general meeting in person, by means of a proxy or by means of a deed of vote;

Words and expressions defined in the Memorandum of Association of the Company shall have the meanings defined therein.

In these Articles, subject to this Article and unless the context otherwise requires, expressions defined in the Ordinance or any modification thereof in force at the date on which these Articles become binding on the Company, shall have the meanings so defined; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine, and words importing persons shall include companies, partnerships, associations and all other legal entities. The titles of the Articles or of a chapter containing a number of Articles are not part of the Article.

In the event that an Article has bean added to these Articles which contradicts an original Article found in these Articles, the Articles added shall take precedence.

3.	PUBLIC COMPANY

The Company is non-private company, consequently:

(a) No limitations will apply to the transfer of its shares;

(b) The number of shareholders is unlimited;

(c) The Company may issue to the public shares, debentures or any other securities.

4.	BUSINESS

(a)

The Directors shall be permitted to engage the Company in any one or more of the businesses in which the Company is permitted to engage under its Memorandum and Articles or under the law, or to discontinue such engagement, at any time that they shall deem appropriate.

(b) The Office shall be at such place as the Directors shall from time to time select.

5.	THE CAPITAL

	(a)	The share capital of the Company is:

NIS ___________ (_________ New Israel Shekels) Divided into: _____________ (___________) Ordinary Shares of NIS (_____________New Israel Shekels) nominal value each.

(b) Each one of the Ordinary Shares having a nominal value of NIS _____ shall entitle its owner to receive notices of and to attend general meetings and to one vote in a vote at the general meeting.

(c)

Any shares created by the increase of the capital may be divided into several classes, and may be issued with any preferential special or qualified rights, privileges or conditions attached thereto as may be specified by the terms of the resolution creating these shares.

(d)

The rights which are attached from time to time to any shares, whether in the original capital or any increased capital of the Company, may be dealt with and changed according to the Article of Association.

6.	SHARES

(a)

Subject to these Articles and to the terms of any resolution creating new shares, the allotment and issue of shares shall be under the control of the Directors who may allot and issue the same to such persons on such terms and conditions and at such times as the Directors think fit.

(b)

Without prejudice to any special rights previously conferred on the holders of any existing share or class of share, any share in the Company may be issued with such preferred or deferred rights or rights of redemption or other special rights or such restrictions whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine.

(c)

To every separate General Meeting, the provisions of these Articles relating to General Meeting shall, mutatis mutandis, apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy two-thirds of the issued shares of the class (but so that if any adjourned meeting of such holders a quorum as defined above is not present, those members who are present shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll.

(d)

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(e)

No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

(f)

Every person whose name is entered as a member in the Register of Members shall be entitled without payment to receive within two months after allotment or registration of transfer (unless the conditions of issue provide for a longer interval) one certificate under the Seal for all the shares registered in his name, specifying the number and denoting the numbers of the shares in respect of which it is issued and the amount paid up thereon; provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or some other person nominated by the Directors for that purpose. The Company may withhold the issue of share certificates in respect of shares not fully paid up.

(g)

If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced and such indemnity (if any) being given as the Directors shall require and (in case of defacement or wearing out) on delivery up of the old certificate, and in any case on payment of such sum not exceeding one pound as the Directors may from time to time require and on payment of such out-of-pocket expenses of the Company of investigating evidence as the Directors think fit.

(h)

It shall be lawful for the Company to pay commission at a rate not exceeding ten percent of the price at which the shares are issued to any person in consideration for his subscribing or agreeing to subscribe (whether absolute or conditional) for any shares in the Company.

(i)

No part of the funds of the Company shall be employed in the purchase of or in loans upon the security of the Company’s shares but nothing in this Article shall prohibit the transactions mentioned in the proviso to Section 98 of the Companies Ordinance or any other transactions which may be allowed by law.

(j)

Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or building or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of such share capital as is for the time being paid up for the period, and subject to the conditions and restrictions mentioned in Section 99 of the Companies Ordinance, and may charge the sum so paid by way of interest to capital as part of the cost of the construction of the work or building or the provision of plant.

7.	SHARE WARRANTS

The Company shall be entitled to issue from time time share warrants whose terms and conditions shall be determined by the Board of Directors.

8.	LIEN

(a)

The Company shall have a lien on every share for all monies (whether presently payable or not) called or payable in respect of that share and the Company shall also have a lien on all shares standing registered in the name of a single person for all monies presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends payable thereon.

(b)

The Company may sell any shares on which it has a lien at such time or times and in such manner as the Directors shall think fit but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, and giving notice of intention to sell in default, has been given to the registered holder for the time being of the shares or the person (if any) entitled thereto by transmission.

(c)

To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(d)

The net proceeds of sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

9.	BEARER SHARES

(a)

The Company may, regarding each fully paid-up share, issue a bearer share certificate; and, accordingly, the Directors may, after the registered Shareholder of the said share presents a written application and all required proof of identity of the person making the request, and after receipt of the bearer share certificate (if issued), together with the required stamp duties for a bearer share certificate, issue a stamped bearer share certificate, with the company’s seal and/or stamp and bearing the necessary stamps required by law, in recognition that the said bearer holds the shares mentioned therein.

(b)

A bearer share certificate provides its holder with the right to the shares stated therein. The said shares shall be transferable by means of transfer of the bearer share certificate from one person to another. The provisions of the Company’s Articles of Association concerning the transfer and delivery of shares will not apply to the shares listed in the bearer share certificate.

(c)

The Directors my determine the manner of payment of dividends regarding bearer shares; and they may determine the procedure governing the issuance of new bearer share certificates to replace any that were destroyed, defaced, lost or spoiled. The Directors shall be entitled, upon request by the holder of a bearer share and upon his submission o the Company of a bearer share certificate for its cancellation, to register his name as a Member in the Register of Members, regarding the shares listed in the bearer share certificate.

(d)

The holder of a bearer share shall be entitled to deposit the certificate in the office of the Company or in a bank. So long as the certificate is deposited in the foregoing manner, the depositor will retain the right to participate and vote in any meeting conducted, upon two days after said deposit, and to execute any other right granted to a Shareholder as stated in these Articles, as if he were registered in the Register as the holder of the share indicated in the deposited certificate. In the event of deposit of the bearer share certificate in a bank, the Shareholder shall present confirmation that the certificate was in fact deposited therein. No more than one person shall be recognized as a depositor of a bearer share certificate. Subject to the aforementioned, the holder of a bearer share certificate will not be entitled to appear or to vote in a meeting of the Company, or to receive notices from same.

10.	REDEEMABLE SHARES AND WARRANTS

The Company may, subject to the provisions in this respect in the Memorandum of Association of the Company and in the Ordinance, or any modification thereof in force from time to time, issue and redeem redeemable preference shares and redeemable warrants.

11.	MODIFICATION OF SHARE RIGHTS

If at any time the share capital is divided into different classes of shares (unless otherwise provided for by the terms of issuance for the shares of that class) the Company may change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions and provisions related or unrelated at that time to one or more of the classes, after receipt of the consent in writing of the holders of the majority of the issued shares of the affected class, or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the affected class. To every such separate general meeting the provisions of these Articles relating to general meetings shall apply mutatis mutandis. Any holder of shares of the affected class present, either personally or by proxy, may request a secret ballot.

12.	CALLS ON SHARES

(a)

The Directors may, subject to the provisions of these Articles, from time to time make such calls upon the members in respect of any monies unpaid on their shares as they think fit, provided that fourteen days' notice at least is given of each call and each member shall be liable to pay the amount of every call so made upon him to the persons by the installments (if any) and at the times and places appointed by the Directors. A call may be revoked or postponed as the Directors may determine.

(b) A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c) The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

(d)

If before or on the day appointed for payment thereof a call or installment payable in respect of a share is not paid, the holder or allottee of the share shall pay interest on the amount of the call or installment as the Directors shall fix from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

(e)

Any sum which, by the terms of issue of a share, is made payable upon allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture, liability of joint holders and the like and all other relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided.

	(f)	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

(g)

The Directors may, if they think fit, receive from any member willing to advance the sum, allot any part of the monies uncalled and unpaid upon any shares held by them, and upon all or any part of the monies so paid in advance, or so much thereof as exceeds the amount for the time being called on the shares in respect of which such advance has been made, and the Directors may pay or allow such interest as may be agreed between them and such member.

13.	TRANSFER OF SHARES

(a)

Subject to the restrictions of these Articles, shares shall be transferable but every transfer must be in writing in any usual or common form, or in such other form as the Directors shall from time to time approve, and must be left at the office, accompanied by the certificate of the shares to be transferred, and such other evidence (if any) as the Directors may require to prove the title of intending transferor.

(b)

The instrument of transfer of a share shall be executed both by the transferor and the transferee in respect of a share not fully paid or by the transferor alone or both by the transferor and the transferee in respect of a fully paid share. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

	(c)	The Directors may decline to register any transfer of shares which have not been fully paid up.

	(d)	Such fee for each transfer, as the Directors may from time to time determine, may be charged for registration of a transfer.

(e)

The registration of transfers may be suspended during the fourteen days immediately preceding every Ordinary General Meeting of the Company and at such other times (if any) and for such period as the Directors may from time to time determine, provided always that it shall not be suspended for more than thirty days in any one year.

14.	TRANSMISSION OF SHARES

(a)

In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and where he was the sole or only surviving holder, the executors or administrators of the deceased, or failing executors or administrators, the heirs declared by a competent court to be entitled to such shares of the deceased, shall be the only persons recognized by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

(b)

Any person becoming entitled to a share in consequence of the death or bankruptcy of any member may, upon producing such evidence of title as the Directors shall require, be registered himself as a holder of the share, or subject to the provisions as to transfer herein contained, transfer the same to some other person.

(c)

A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for, any dividends or other monies payable in respect of the share, but he shall not be entitled in respect thereof to receive notices of, or to attend or vote at meetings of the Company or, save as aforesaid, to exercise any of the rights or privileges of a member unless and until he shall become a member in respect of the shares.

15.	FORFEITURE OF SHARES

(a)

If any member fails to pay the whole or any part of any call or installment of a call on or before the day appointed for the payment thereof, the Director may, at any time thereafter, during such time as the call or installment or any part thereof remains unpaid, serve a notice on such member requiring payment of so much of the call or installment as remains unpaid together with interest at such rate as the Directors shall determine and any expenses that may have accrued by reason of such non-payment.

(b)

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which such call or installment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment are to be paid. It shall also name the place where payment is to be made, and shall state that in the event of non-payment on or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

(c)

If the requirement of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

(d)

When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register of Members opposite to the share; but the provisions of this Article are directive only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

(e)

Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit.

(f)

Every share which shall be forfeited may be sold or reallotted or otherwise disposed of either to the person who was before forfeiture the holder thereof, or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit.

(g)

A person whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

(h)

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

(i)

A sworn declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the shares.

(j)

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the share had been payable by virtue of a call duly made and ratified.

16.	ALTERATIONS OF CAPITAL

	(a)	The Company may, from time to time, by an Ordinary Majority of shareholders at the General Meeting:

(i)	consolidate and divide its share capital or a part thereof into shares of greater value than its existing shares;

(ii)	cancel any shares which have not been purchased or agreed to be purchased by any person;

(iii)

by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of lesser value than is fixed by the Memorandum of Association subject, however, to the provisions of Section 144(4) of the Ordinance, and in a manner so that with respect to the shares created as a result of the division it will be possible to grant to one or more shares a right of priority, preference or advantage with respect to dividend, capital, voting or otherwise over the remaining or similar shares;

(iv)

reduce its share capital and nay fund reserved for capital redemption reserve fund in the manner that it shall deem to be desirable, and in particular to use the rights, all or part thereof, contained in Section 151 of the Ordinance;

(v)

increase its share capital, regardless of whether or not all of its shares have been issued, or whether the shares issued have been paid in full, by the creation of new shares, divided into shares in such amounts, and with such preferred or deferred or other special rights (subject always to the special rights conferred upon any existing class of share), and subject to any conditions and restrictions with respect to dividends, return of capital, voting or otherwise, as shall be directed by the Ordinary Majority of Shareholders at the general meeting;

(vi)	convert its shares into stock.

(b)

The Company shall have the right in a general meeting to set out regulations with respect to issuance and allotment of other types of securities, aside from shares, including but without derogating from the generality of the above, debentures, options and warrants and to determine that the aforesaid shall be convertible at a specified rate or some other predetermined formula.

(c)

Subject to any decision to the contrary in the resolution authorizing the increase in share capital pursuant to these Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with reference to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.

17.	BORROWING POWERS

The Directors may, from time to time, at their discretion, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company. The Directors may secure the repayment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the issue of debentures or debenture stock of the Company charged upon all or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

18.	GENERAL MEETINGS

(a)

General Meetings shall be held at least once in every calendar year at such time not being more than fifteen months after the holding of the last preceding General Meeting and at such place as may be determined by the Directors. Such General Meeting shall be called “Ordinary Meetings” and all other meetings of the Company shall be called “Extraordinary Meetings.”

(b)

The Directors may, whenever they think fit, and they shall upon such requisition in writing as provided by Section 63 of the Companies Ordinance, convene an Extraordinary Meeting. If at any time there are not within Israel sufficient Directors capable of acting to form a quorum, any Director of the company may convene an Extraordinary Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

(c)

Subject to the provisions herein relating to Special Resolutions fourteen days notice at the least, specifying the place, the day and hour of Meeting, and in the case of special business the general nature of such business, shall be given in the manner hereinafter mentioned to such members as are under the provisions of these Articles entitled to receive notices from the Company. Whenever it is proposed to pass a Special Resolution, twenty-one days' notice of the General Meeting convened to pass such resolution shall be given. With the consent of all the members for the time being entitled to receive notices of meetings, a meeting may be convened upon a shorter notice and generally in such manner as such members may approve. A waiver may be validly given in writing retrospectively even after the date of the meeting.

19.	PROCEEDINGS AT GENERAL MEETINGS

(a)

Subject to the provisions hereof of these Articles, and subject to the provisions of any law providing for Extraordinary or Special Resolutions, all business transacted at the Company’s General Meeting shall be decided by the adoption of an Ordinary Resolution.

(b)

No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. The quorum at any Meeting shall be two members present in person or by proxy and holding or representing between them at least thirty-three and one third percent of the issued voting shares of the Company.

(c)

If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other day, time and place as shall be determined by the Directors by notice to the shareholders, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, two members present in person or by proxy shall be a quorum.

(d)

The Chairman (if any) of the Board of Directors, shall preside at every General Meeting, but if there shall be no such Chairman, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as chairman, the members present shall choose some Director, or if no Director is present, or if all the Directors present decline to take the chair, they shall choose some member present to be Chairman of the meeting.

(e)

The Chairman may, with the consent of any meeting at which a quorum is present, (and shall if so directed by the meeting) adjourn any meeting from time to time and from place to place. Whenever a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

20.	VOTES OF MEMBERS

(a)

Subject to and without derogating from any rights or restrictions existing at that time with respect to a certain class of shares forming part of the capital of the Company, each Member present at a meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one vote for each share held by him; provided that no Member shall be permitted to vote at a general meeting or to appoint a proxy to vote therein unless he has paid all calls for payment and all monies due to the Company from him with respect to his shares.

(b)

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy (subject to the provisions of the second following sentence), shall be accepted to the exclusion of the votes of the other joint holders. For the purpose of this Article seniority shall be determined by the order in which the names stand in the Register of Members. The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders.

(c)

An objection to the right of a Member or a proxy to vote in a general meeting must be raised at such meeting or at such adjourned meeting wherein that person was supposed to vote, and every vote not disqualified at such a meeting shall be valid for each and every matter. The chairman of the meeting shall decide whether to accept or reject any objection raised at the appointed time with regard to the vote of a Member or proxy, and his decision shall be final.

(d)

In every vote a Member shall be entitled to vote either personally or by proxy. A proxy present at a meeting shall also have the same right as a Member to request a secret ballot. A proxy need not to be a Member of the Company.

(e)

A Member of the Company that is a corporation shall be entitled by a decision of its Board of Directors or by a decision of a person or other body, according to a resolution of its Board of Directors, to appoint a person who it shall deem fit to be its representative at every meeting of the Company. The representative appointed as aforesaid shall be entitled to perform on behalf of the corporation he represents all the powers that the corporation itself might perform as if it were a person.

(f)

A Member of unsound mind, or in respect of whom an order to that effect has been made by any court having jurisdiction, may vote, whether on a show of hands or by a secret ballot, only through his legal guardian or such other person, appointed by the aforesaid court, who performs the function of a representative or guardian. Such representative, guardian or other person may vote by proxy.

(g)

A vote pursuant to an instrument appointing a proxy shall be valid notwithstanding the death of the appointor or the appointor becoming of unsound mind or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing of the death, becoming of unsound mind, cancellation or transfer was received at the Office before the meeting took place. In the event of a secret vote, a notice canceling the appointment of a proxy shall be valid if it is signed by the appointor and was received in the Office no later than one hour prior to commencement of the vote.

(h)

A Member is entitled to vote by a separate proxy with respect to each share held by him provided that each proxy shall have a separate letter of appointment containing the serial number of the share(s) with respect to which the proxy is entitled to vote. If a specific share is included by the holder in more than one letter of appointment, that share shall not entitle any of the proxy holders to a vote.

(i)

A letter of appointment of a proxy, power of attorney or other instrument (if there shall be such) pursuant to which the appointee is acting shall be in writing, and the signature of the appointor shall be confirmed by an advocate or notary or bank or in any other manner acceptable to the Directors. Such confirmed instrument or a copy thereof shall be deposited in the office, or at such other place in Israel or abroad as the Directors may direct from time to time, at least twenty four hours before the time appointed for the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote. Otherwise that person shall not be entitled to vote that share. An instrument appointing a proxy and which is not limited in time shall expire 12 months after the date of its execution. If the appointment shall be for a limited period, whether in excess of 12 months or not, the instrument shall be valid for the period stated therein.

(j)	All instrument appointing a proxy (whether of a specific meeting or otherwise) may be in the following form or in any other similar form which is appropriate under the circumstances:

Letter of Appointment of Proxy

“I, ______________, of _______________, a Member holding shares in Elbit Imaging Ltd. and entitled to _____ votes hereby appoint ________________ of ______________ or in his place _______________ of _____________ to vote in my name and in my place at the general meeting (regular, extraordinary, adjourned - as the case may be) of the Company to be held on the ______ day of ______________.

In witness whereof, I have hereby affixed my signature the ______ day of ________ 199__.

Appointor’s Signature

I hereby confirm that the foregoing instrument was signed before me by the Appointor

(name, profession and address)

(k)	[Intentionally Omitted].

21.	DIRECTORS

(a)

The business of the Company shall be managed by the Directors who may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercised and done by the Company and as are not by the Statutes or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations (being not inconsistent with the aforesaid provisions) as may be prescribed by the Company in General Meeting; but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

(b)

The number of Directors may be determined from time to time by a General Meeting of the Company, until such a determination is made the number of Directors shall not be less than five nor more than seventeen. A Director need not hold any qualification shares nor be a member of the Company.

(c)

The remuneration of the Directors shall be determined by the Company in General Meeting. The Directors shall be entitled to be reimbursed for reasonable expenses incurred by them in carrying out business of the Company. If a Director is required by the Board to perform or render any special duties or services, including the duty of Chairman of the Executive Committee, he shall be entitled to such remuneration as shall be determined by the Board of Directors.

(d)

No Director shall be disqualified by his office from holding any office or place of profit under the Company (other than that of Auditor) or under any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company either as vendor, purchaser or otherwise, either on his own behalf or as a Director of another company or member of a firm or otherwise, nor shall any such contract arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relations thereby established nor shall any Director be disqualified from voting as a director in respect of any contract or arrangement in which he is either for himself or as a director of another company or member of a firm or otherwise so interested as aforesaid. The provisions of this Article are subject to Section 75 of the Companies Ordinance.

(e)

A Director of the Company may be or become a Director of any other company promoted by the Company or in which it may be interested as a vendor, shareholder or otherwise, and no such Director shall be accountable for any benefits received as a Director or member of such Company.

	(f)	A Director need not be resident in the State of Israel and a non-resident Director shall be entitled to notices of meetings of the Board.

(g)

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed and otherwise executed as the case may be, in such manner as the Directors shall from time to time by resolution determine.

22.	ELECTION AND REMOVAL OF DIRECTORS

(a)	(i)

The Directors shall be elected annually by the Ordinary General Meeting and shall hold office until the conclusion of the next following Ordinary General Meeting and shall be eligible for re-election at such meeting.

(ii)

Only a person nominated by the Board of Directors may be elected at the General Meeting to the office of Director, unless written notice is submitted to the Company at its registered address, at least 7 days prior to the date set for the Meeting, signed by the shareholder entitled to participate and vote at such meeting, of his intention to propose at such Meeting a certain candidate confirming his consent to such election which will be submitted to the Company at its registered address at least 24 hours prior to such date.

(b)	Subject as herein otherwise provided or to the terms of any subsisting agreement, the office of a Director shall be vacated:

	(i)	If he becomes bankrupt or suspends payment or compounds with his creditors.

	(ii)	If he be found lunatic or becomes of unsound mind, or deceased.

	(iii)	If by notice in writing given to the Company he resigns his office.

	(iv)	If he is removed from office by an Ordinary Resolution of the General Meeting.

23.	PROCEEDINGS OF DIRECTORS

(a)

The Directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for he transaction of business. Unless otherwise determined, not less than two-thirds in number of the Directors for the time being present in person or represented by their substitutes, shall be a quorum. Questions arising at any meeting shall be decided by a majority of votes. In cases of an equality of votes the Chairman shall not have a second or casting vote. For the purpose of this Article two or more Directors may be represented by the same Alternate Director and any such Alternate Director shall be entitled to a separate vote and be counted towards the quorum for each Director whom he represents in addition to any vote to which he may be entitled in his own right.

(b)

A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. At least five days' advance written notice or telex of the time and place of each Directors' meeting should be served on each Director prior to the holding of each meeting. The Director may waive such requirement.

(c)

The Directors may from time to time elect a Chairman who shall preside at meetings of the Directors and determine the period for which he is to hold office, but if no such Chairman be elected or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of the meeting.

(d)	(i)

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit provided that no committee shall consist of less than two members. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. A committee may elect a Chairman of its meetings. If no such Chairman is elected or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting. The meetings and proceedings of any such committee shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto and are not superseded by any regulations made by the Directors under the last preceding Articles.

(ii)

A committee may meet and adjourn as its members think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present. In case of an equality of votes, the Chairman shall not have a second or casting vote.

(e)

The Directors shall appoint an Executive Committee composed of three members of the Board, including the President. The Directors shall appoint the Chairman of the Executive Committee. The Directors may delegate all or any of their powers to such Executive Committee.

(f)

All acts done bona fide by any meeting of Directors or of a committee of Directors or by any person acting as a Director or alternate for a Director, shall notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be Director or alternate Director as the case may be.

(g)

The Directors shall cause proper minutes to be made of all General Meetings of the Company and also of all appointments and removal of officers and of the proceedings of all meetings of Directors and committees and of the attendances thereat, and all business transacted at such meetings, and any such minutes of any meeting, purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting, shall be conclusive evidence without any further proof of the facts therein stated.

(h)	(i)

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as effective for all purposes as a resolution passed at a meeting of the Directors duly convened, held and constituted. When signed a resolution may consist of several documents each signed by one or more of the persons aforesaid.

(ii)

Any one or more Directors may participate in a meeting of directors or a committee of directors by means of a conference telephone or similar communications equipment. Participation by such means shall be deemed to constitute presence in person at a meeting.

	(i)	(i)

The Directors may at any time act, notwithstanding any vacancy in their body, provided always that in case the Directors shall at any time be reduced in number to less than the minimum fixed by or in accordance with these Articles, it shall be lawful for them to act as Directors for the purpose of calling a General Meeting of the Company but not for any other purpose.

(ii)

The Directors shall have the power to appoint additional directors to the Board if the current number of directors is less than the maximum number authorized by these articles. Any director so appointed shall hold office until the conclusion of the next Ordinary General Meeting.

(j)

The Directors may from time to time appoint any one of their body to be President for such period and upon such terms as they think fit and may vest in such President such of the powers hereby vested in the Directors generally as they may think fit, and such powers may be made exercisable for such period or periods and upon such conditions and subject to such restrictions and generally upon such terms as to remuneration and otherwise as they may determine. The remuneration of the President Director may be by way of salary or any other consideration as determined by the Board of Directors.

(k)

A President shall be subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a President. In regard to his position as President, the President shall be appointable and removable by the Board of Directors as a whole.

24.	ALTERNATE DIRECTORS

A Director shall have the power, from time to time, to appoint in writing, or by cable, telegrams or such other manner as may be approved by the Directors, any person to act as alternate Director for him, and at his discretion to remove such Director. A director shall also have the power to appoint in the same manner specified herewith any person who is not a Director to act as an alternate Director. However, such apointment will require the approval of the other Directors. An alternate Director shall (except as regards remuneration) be subject to the terms and conditions existing with reference to the other Directors and shall be entitled to receive notices of all meetings of the Directors and of committee of which the Director for whom he is an alternate is a member and to attend, speak and vote at any meeting at which such Director is not present. One person may act as alternate Director to more than one Director and shall be entitled to a separate vote and be counted separately towards a quorum for each director he represents. If he is himself a Director his vote or votes as an alternate Director shall be in addition to his own vote. If the Director for whom he is an alternate Director ceases to be a Director for any reason his alternate Director shall thereupon cease to act as an alternate Director for such Director.

25.	LOCAL MANAGEMENT

(a)

The Directors may, from time to time, provide for the management of the affairs of the Company abroad in such manner as they shall think fit and the provisions contained in the four next following sub-paragraphs shall be without prejudice to the general power conferred by this paragraph.

(b)

The Directors may, by resolution as aforesaid, from time to time and at any time, establish any local boards or agencies for managing any of the affairs of the Company abroad, and may appoint any persons to be members of such local board or any managers or agents and may fix their remuneration.

(c)

The Directors, from time to time and at any time, may delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors, and may authorize the members for the time being of any such local board or any of them to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed and may annul or vary such delegation.

(d)

The Directors may, at any time and from time to time by power of attorney under the seal, appoint any persons to be the attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents), and for such period and subject to such conditions as the Directors may from time to time think fit. Any such appointments may (if the Directors think fit) be made in favor of the members or any of the members of any local board established as aforesaid, or in favor of any company, or of the members, directors, nominees or managers of any company or form or otherwise in favor of any fluctuating body or persons, whether nominated directly or indirectly by the Directors. And any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorneys as the Directors may think fit.

(e) Any such delegates or attorneys as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

26.	BRANCH REGISTERS

Subject to and in accordance with the provisions of the Statutes, the Company shall be at liberty to cause to be kept in any country to which the said provisions may be extended a branch Register or Registers of Members resident in any such country as aforesaid, and to exercise all the other powers mentioned in the Statutes relating to such branch Registers.

27.	SECRETARY

The Directors may appoint a Secretary of the Company on any terms they think proper. The Directors may from time to time by resolution appoint a temporary substitute for the Secretary who shall be deemed to be Secretary during the term of his appointment.

28.	THE SEAL

The signature of one person or more appointed from time to time by the Board generally or for any particular occasion or the signature of the President or the signature of the Managing Director, in respect of the powers as entrusted to the President or to the Managing Director under these Articles, together with the Seal or rubber-stamp of the Company, shall be binding on the Company.

29.	DIVIDENDS AND RESERVES

(a)

Subject to the right of persons, if any, entitled to shares with special rights as to dividend, or whose rights to dividends are limited in any way, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

	(b)	No dividend shall be paid otherwise than out of profits.

(c)

The Company in General Meeting may declare a dividend to be paid to the members according to their rights and interests in the profits and may fix the time for payment. No larger dividend shall be declared than is recommended by the Directors, but the Company in General Meeting may declare a smaller dividend.

	(d)	The Directors may from time to time pay to the members on account of the next forthcoming dividend such interim dividends as in their judgement the position of the Company justifies.

	(e)	Dividends shall be paid to the persons registered at the time of the declaration of the dividend, as the holders of the shares in respect of which such dividends are declared.

	(f)	Notice of the declaration of any dividend, whether interim or otherwise shall be given to the holders of registered shares in the manner hereinafter provided.

(g)

Unless otherwise directed, any dividend may be paid by cheque or warrant, sent through the post to the registered address of the member or person entitled, or in case of joint registered holders to that one of them first named in the Register in respect of the joint holding. The receipt of the person whose name at the date of declaration of the dividend appears on the Register of Members as the owner of any share, or in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall be interest as against the Company.

(h)

The Directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

(i)

The Directors may, from time to time, set aside out of the profits of the Company and carry to revenue, general or other reserve, such sums as they think expedient. All sums carried and for the time being standing to any such reserve shall, at the discretion of the Directors, be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for maintaining any properties of the Company or for meeting losses on realization of or writing down investments (either individually or in the aggregate) or with the previous sanction of the Company in General Meeting for equalizing or paying dividends or for any other purpose to which profits of the Company may properly be applied.

(j)

The Directors may establish a capital reserve account, and shall either from time to time carry to the credit of such reserve account all such premiums and capital monies or apply the same in providing for depreciations or contingencies. Any fund standing to the credit of any capital reserve may be applied by the Directors in any manner authorized by these Articles or by law.

(k)

All sums carried and standing to revenue, general or other reserve may, pending any other applications thereof authorized by the preceding Articles, be invested together with any other monies of the Company in the ordinary course of business and without it being necessary to distinguish between the investments of the reserves and investments of the other monies of the Company or between investments of the revenue or general reserve and investment of the capital reserve.

30.	CAPITALIZATION OF RESERVES, ETC.

The Company in General Meeting may at any time and from time to time pass a resolution that any sum not required for the payment or provision of any fixed preferential dividend and (a) for the time being standing to the credit of any reserve fund or reserve account of the Company, including premiums received on the issue of any shares, debentures or debenture stock of the Company, and (b) being undivided net profits in the hands of the Company, be capitalized and that such sum be set free for distribution and be appropriated as capital to and amongst the shareholders in the proportion in which they would have been entitled thereto if the same had been distributed by way of dividend on the shares and in such manner as the resolution may direct, and such resolution shall be effective; and the Directors shall in accordance with such resolution apply such sum in paying up in full any unissued shares in the capital of the Company on behalf of the shareholders as aforesaid and appropriate such shares and distribute the same credited as fully paid up amongst such shareholders in the proportion aforesaid in satisfaction of their shares and interests in the said capitalized sum, or shall apply such sum or any part thereof on behalf of the shareholders aforesaid in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares held by such shareholders or otherwise deal with such sum as directed by such resolution. Where difficulty arises in respect of any such distribution, the Directors may settle the same as they think expedient, and in particular they may issue fractional certificates, fix the value for distribution of any fully paid-up shares, make such payments to any shareholders on the footing of the value so fixed in order to adjust rights, and vest any such shares in trustees upon such trusts for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors. When deemed requisite a proper contract for the allotment and acceptance of the shares to be distributed as aforesaid shall be filed in accordance with Section 93 of the Companies Ordinance, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution and such appointment shall be effective.

31.	ACCOUNTS

(a)

The Directors shall cause true accounts to be kept in accordance with the Statutes. The books of account shall be kept at the office or at such other place as the Directors shall think fit and shall always be open to the inspection of the Directors.

(b)

The Directors shall from time to time determine whether, in any particular case or class of cases, or generally, and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open to the inspection of members, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorized by the Directors, or by a resolution of the Company in General Meeting.

(c)

Not later than eighteen months after the incorporation of the Company and subsequently once at least in every calendar year the Directors shall lay before the Company in General Meeting a Profit and Loss Account for the period since the preceding account or (in the case of the first account) since the incorporation of the Company, made up to a date not earlier than the date of the meeting by more than nine months and in accordance with the Companies Ordinance in that behalf a Balance Sheet shall be made out in every year and laid before the Company in General Meeting, made up as at the date to which the Profit and Loss Account is made up. The Balance Sheet shall have attached thereto the Auditor’s report and shall be accompanied by a report of the Directors as to the state of the Company’s affairs, and the amount which they recommend to be paid by way of dividend and the amount (if any) which they recommend to carry to reserve.

	(d)	Auditors shall be appointed and their duties regulated in accordance with the Statutes.

32.	NOTICES

(a)

A notice to a member of the Company may be served, as general notice to all members, by publication in one of the daily Hebrew newspapers appearing in Israel, but in place of the publication of general notice as aforesaid, notice may be served on each member individually or by hand or by post to the registered address of each member. The date of such publication in the newspaper shall be deemed to be the date of service on all the members. A notice served on a member through the post shall be deemed duly served the day following the day when it was handed in at the post office for dispatch. A notice sent by post shall be deemed duly served if a letter containing the notice shall be sent, properly addressed and stamped, by the post office.

(b)

A notice in respect of a general meeting need not specify the text of a resolution to be decided on at such meeting, and it shall be sufficient for a very general description to be given in the notice of the nature of the matter to be decided upon. It shall be sufficient (but not obligatory) to state in any notice of general meeting, instead of the general description as aforesaid, that at the said meeting there shall be discussed and voted upon a resolution whose text can be perused, if the advertisement states the place or places in Israel and the time or times set for the perusal of the text of the resolution.

	(c)	A notice may be given by the Company to the joint holders of a share by giving notice to the joint holder named first in the Register in respect of the share.

(d)

A member of the Company outside Israel shall supply the Company with an address in Israel for the purpose of service of notices. A member whose registered address is outside Israel shall be entitled to receive notices in respect of general meetings, addressed to him at the said address.

(e)

Apart from the publication of an advertisement in the press, as mentioned in Article 113 hereinbefore, notice may be given by the Company to persons entitled to a share in consequence of the death or bankruptcy or winding up of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representative of the deceased or trustee of the bankrupt or liquidator, or by any like description, at the address, if any, in Israel or abroad, supplied for the purpose by the persons claiming to be so entitled or, until such address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy or winding up had not occurred.

33.	RECONSTRUCTION

On any sale of the undertaking of the company, the Directors or the liquidators on a winding up may, if authorized by an Ordinary Majority of shareholders at the General Meeting, accept fully paid or partly paid up shares, debentures, or securities of any other company, whether Israeli or foreign, either then existent or to be formed, for the purchase in whole or in part of the property of the Company, and the Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares, or securities, or any other property of the Company amongst the members without realization, or vest the same in trustees for them, and any Ordinary Majority of shareholders at a General Meeting may provide for the distribution or appropriation of the cash, shares, or other securities, benefits, or property, otherwise than in accordance with the strict legal rights of the members or contributories of the Company, and for the valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation on distribution so authorized, and waive all rights in relation thereto, save only in case the Company is proposed to be or is in the course of being wound up, such statutory rights (if any) under the provisions of the Statutes as are incapable of being varied or excluded by these presents.

34.	INSURANCE, INDEMNITY AND EXEMPTION OF OFFICERS

	34A	Insurance of Officers

		34A.1	The Company may insure the liability of any officer therein to the fullest extent permitted by law.

34A.2

Without derogating from the aforesaid the Company may enter into a contract to insure the liability of an officer therein for an obligation imposed on him in consequence of an act done in his capacity as an officer therein, in any of the following cases:

(a)	A breach of the duty of care via-a-vis the Company or via-a-vis another person;

(b)	A breach of the fiduciary duty via-a-vis the Company, provided that the officer acted in good faith and had reasonable basis to believe that the act would not harm the Company;

(c)	A monetary obligation imposed on him in favor of another person.

(d)	Any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an officer in the Company.

34B.	Indemnity of Officers

34B.1

The Company may indemnify an officer therein, to the fullest extent permitted by law. Without derogating from the aforesaid the Company may indemnify an officer in the Company for liability or expense imposed on him in consequence of an action made by him in the capacity of his position as an officer in the Company, as follows:

34B.1.1

Any financial liability he incurs or imposed on him in favor of another person in accordance with a judgment, including a judgment given in a settlement or a judgment of an arbitrator, approved by a court.

34B.1.2

Reasonable litigation expenses, including legal fees, incurred by the officer or which he was ordered to pay by a court, within the framework of proceedings filed against him by or on behalf of the Company, or by a third party, or in a criminal proceeding in which he was acquitted, or in a criminal proceeding in which he was convicted of a felony which does not require a criminal intent.

34B.1.3

Reasonable litigation expenses, including legal fees he incurs due to an investigation or proceeding conducted against him by an authority authorized to conduct such an investigation or proceeding, and which was ended without filing an indictment against him and without being subject to a financial obligation as a substitute for a criminal proceeding, or that was ended without filing an indictment against him, but with the imposition of a financial obligation, as a substitute for a criminal proceeding relating to an offence which does not require criminal intent, within the meaning of the relevant terms in the Companies Law.

34B.2	Advance indemnity

The Company may give an advance undertaking to indemnify an officer therein in respect of the following matters:

34B.2.1

Matters as detailed in Article 34B.1.1, provided however, that the undertaking is restricted to events, which in the opinion of the Board of Directors, are anticipated in light of the Company’s actual activity at the time of granting the obligation to indemnify and is limited to a sum or measurement determined by the Board of Directors as reasonable under the circumstances. The indemnification undertaking shall specify the events that, in the opinion of the Board of Directors are expected in light of the Company’s actual activity at the time of grant of the indemnification and the sum or measurement, which the Board of Directors determined to be reasonable under the circumstances.

34B.2.2	Matters as detailed in Article 34B.1.2 and 34B.1.3.

34B.2.3	Any matter permitted by applicable law.

The Company may indemnify an officer therein, save for the events subject to any applicable law.

The aggregate indemnification amount, paid pursuant to this Article 34B.2 shall not exceed the lower of (i) 25% of the shareholders’ equity of the Company as of the date of actual payment by the Company of the indemnification amount (as set forth in the Company’s most recent consolidated financial statements prior to such payment); and (ii) 40 million USD, in excess of any amounts paid (if paid) by insurance companies pursuant to insurance policies maintained by the Company, with respect to matters covered by such indemnification.

34C.	Exemption of officers

The Company may exempt an officer therein in advance and retroactively for all or any of his liability for damage in consequence of a breach of the duty of care vis-a-vis the Company, to the fullest extent permitted by law.

34D.	Insurance, Exemption and Indemnity – General

34D.1

The above provisions with regard to insurance, exemption and indemnity are not and shall not limit the Company in any way with regard to its entering into an insurance contract and/or with regard to the grant of indemnity and/or exemption in connection with a person who is not an officer of the Company, including employees, contractors or consultants of the Company, all subject to any applicable law.

34D.2

Articles 34A through 34D shall apply mutatis mutandis in respect of the grant of insurance, exemption and/or indemnification for persons serving on behalf of the Company as officers in companies controlled by the Company, or in which the Company has an interest.

34D.3

An undertaking to insure, exempt and indemnify an officer in the Company as set forth above shall remain in full force and effect even following the termination of such officer’s service with the Company.

35.	WINDING-UP

If the Company shall be wound up voluntarily, the liquidators may, with the sanction of the majority of shareholders at the general meeting, divide among the members in specie any part of the assets of the Company, and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members as the liquidators with the like sanction shall think fit.

36.	CONTRIBUTIONS

The Company is authorized to make, from time to time, contributions of reasonable sums for worthy causes, even if such contributions do not fall within the Company’s business considerations as referred to in section 11 of the Companies Law, 1999. The Board of Directors, or any committee appointed by the Board of Directors, is authorized to determine, in its discretion, with respect to any contribution, the amount thereof, its purpose, the entity to receive the contribution and any other terms or condition relating thereto.

37.	AMENDMENT OF THESE ARTICLES

Any amendment of These Articles shall require a Shareholders resolution, adopted by an Ordinary Majority at the General Meeting. In addition, any decision the Genenral Meeting is empowered to make, according to These Articles, shall be approved by an Ordinary Majority at the General Meeting, even if written otherwise.